Exhibit 3.1 ASPEN TECHNOLOGY, INC. AMENDED AND RESTATED BY-LAWS

TABLE OF CONTENTS

		PAGE
Section 1.	Certificate of Incorporation and By-Laws	1
1.1.	Conflicts	1
1.2.	References	1
Section 2.	Offices	1
2.1.	Registered Office	1
2.2.	Other Offices	1
Section 3.	Stockholders	1
3.1.	Location of Meetings	1
3.2.	Annual Meeting	1
3.3.	Special Meeting in Place	1
3.4.	Notice of Annual Meeting	1
3.5.	Other Special Meetings	2
3.6.	Notice of Special Meeting	2
3.7.	Stockholder List	2
3.8.	Quorum of Stockholders	2
3.9.	Adjournment	2
3.10.	Proxy Representation	3
3.11.	Inspectors	3
3.12.	Action by Vote	3
3.13.	Annual Meetings of Stockholders	3
3.14.	Special Meetings of Stockholders	6
3.15.	General	6
3.16.	Organization	7
3.17.	Conduct of Meetings	7
3.18.	Action Without Meetings	7
Section 4.	Directors	8
4.1.	Powers	8
4.2.	Number	8
4.3.	Vacancies	8
4.4.	Classes of Directors	8
4.5.	Terms of Office	8
4.6.	Committees	8
4.7.	Regular Meetings	9
4.8.	Special Meetings	9
4.9.	Notice	9
4.10.	Quorum	9
4.11.	Action by Vote	9
4.12.	Action Without a Meeting	9
4.13.	Participation in Meetings. by Conference Telephone	10
4.14.	Compensation	10
4.15.	Removal or Resignation of Directors	10
Section 5.	Notices	10
5.1.	Form of Notice	10

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Section 6. Officers and Agents ......................................................................................................... 10 6.1. Enumeration: Qualification .............................................................................................. 10 6.2. Election ............................................................................................................................ 11 6.3. Tenure .............................................................................................................................. 11 6.4. Powers .............................................................................................................................. 11 6.5. President........................................................................................................................... 11 6.6. Vice President .................................................................................................................. 11 6.7. Secretary and Assistant Secretaries ................................................................................. 11 6.8. Treasurer and Assistant Treasurers .................................................................................. 12 6.9. Resignation and Removal ................................................................................................ 12 6.10. Vacancies ......................................................................................................................... 12 Section 7. Capital Stock .................................................................................................................... 13 7.1. Stock Certificates ............................................................................................................. 13 7.2. Stock Issuances ................................................................................................................ 13 7.3. Stock Transfers ................................................................................................................ 13 7.4. Lost, Stolen or Destroyed Certificates ............................................................................. 13 7.5. Record Date ..................................................................................................................... 13 Section 8. General Provisions ........................................................................................................... 14 8.1. Fiscal Year ....................................................................................................................... 14 8.2. Seal .................................................................................................................................. 14 8.3. Dividends ......................................................................................................................... 14 8.4. Checks .............................................................................................................................. 14 8.5. Voting of Securities ......................................................................................................... 14 8.6. Evidence of Authority ...................................................................................................... 15 8.7. Interested Parties .............................................................................................................. 15 8.8. Construction; Definitions ................................................................................................. 15 8.9. Provisions Additional to Provisions of Law .................................................................... 15 8.10. Provisions contrary to Provisions of Law ........................................................................ 15 Section 9. Forum Selection. .............................................................................................................. 16 Section 10. Amendment of By-Laws .................................................................................................. 16 10.1. By Board of Directors ...................................................................................................... 16 10.2. By Stockholders ............................................................................................................... 16 ii

Section 1. Certificate of Incorporation and By-Laws. 1.1. Conflicts. In the event of any conflict between the provisions of these by-laws and the provisions of the certificate of incorporation of Aspen Technology, Inc. (the “Corporation”), the provisions of the certificate of incorporation shall govern. 1.2. References. In these by-laws, references to the certificate of incorporation and by-laws mean the provisions of the certificate of incorporation of the Corporation and these by-laws, respectively, as are from time to time in effect. Section 2. Offices. 2.1. Registered Office. The registered office of the Corporation shall be as fixed in the certificate of incorporation. 2.2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require. Section 3. Stockholders. 3.1. Location of Meetings. All meetings of stockholders shall be held at such places within or without the State of Delaware as shall be designated from time to time by the board of directors or the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or, if not so designated, at the principal office of the Corporation. Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment or by the person presiding over the meeting. 3.2. Annual Meeting. The annual meeting of stockholders shall be held at 10 A.M. on the second Thursday in December in each year (unless that day shall be a legal holiday at the location where the meeting is to be held, in which case the meeting shall be held at 10 A.M. on the next succeeding day that is not a legal holiday) or at such other time and date as shall be designated from time to time by the board of directors or the President, at which the stockholders shall elect a board of directors and transact such other business as may be required by law or these by-laws or as may otherwise properly come before the meeting. 3.3. Special Meeting in Place. If the election of directors shall not be held on the day designated by these by-laws, the board of directors shall cause the election to be held as soon thereafter as convenient. To that end, if the annual meeting is not held on the day provided in Subsection 3.2 or if the election of directors is not held at the annual meeting, a special meeting of the stockholders may be held in place of such omitted meeting or election and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting. In such case all references in these by-laws to the annual meeting of the stockholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the call, as provided in Subsection 3.4. 3.4. Notice of Annual Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, date and hour of the meeting and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. 1

If mailed, notice shall be deemed to have been given when the notice is deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, any Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice. 3.5. Other Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes by the Chairman of the Board, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the board of directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. 3.6. Notice of Special Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, notice shall be deemed to have been given when the notice is deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, any Assistant Secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice. 3.7. Stockholder List. The officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. A list of stockholders entitled to vote at the meeting shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. 3.8. Quorum of Stockholders. The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law, the certificate of incorporation or these by-laws. Except as otherwise provided by law, no stockholder present at a meeting may withhold shares owned by such stockholder from the quorum count by declaring those shares to be absent from the meeting. 3.9. Adjournment. Any meeting of stockholders may be adjourned from time to time to any other time and place at which a meeting of stockholders may be held under these by-laws, which time and place shall be announced at the meeting, by a majority of votes cast upon the question, whether or not a quorum is present, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. If a quorum shall be present or represented at any adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If the adjournment is 2 for less than thirty days and the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, it shall not be necessary to notify any stockholder of the adjournment unless after the adjournment a new record date is fixed for the adjourned meeting. If the adjournment is for more than thirty days, the time and place of the adjourned meeting are not announced at the meeting at which adjournment is taken, or a new record date is fixed for the adjourned meeting after the adjournment, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. 3.10. Proxy Representation. Any stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which the stockholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or the stockholder’s attorney-in-fact. No proxy shall be voted or acted upon after three years front its date unless such proxy provides for a longer period. Except as provided by law, a revocable proxy shall be deemed revoked if the stockholder is present at the meeting for which the proxy was given. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of stockholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. 3.11. Inspectors. The directors or the person presiding at the meeting may but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof Before entering upon the discharge of the duties of inspector, each inspector shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of the inspector’s ability. The inspectors, if any shall (a) determine the number of shares of capital stock outstanding and the voting power of each, the shares of capital stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and (b) receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. 3.12. Action by Vote. When a quorum is present at any meeting, whether an original or adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes (or if there are two or more classes of capital stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the capital stock of that class) properly cast upon any question other than an election to an office shall decide such question, except when a larger vote is required by law, the certificate of incorporation or these by-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. 3.13. Annual Meetings of Stockholders. (a) Nominations of persons for election to the board of directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (1) pursuant to the Corporation's notice of meeting (or any supplement thereto); (2) by or at the direction of the board of directors or any committee thereof; or (3) by 3 any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Subsection 3.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Subsection 3.13. (b) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of Subsection 3.13(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the board of directors) must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day, nor earlier than the close of business on the one hundred twentieth day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (1) as to each person whom the stockholder proposes to nominate for election as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (B) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or 4 such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (E) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (F) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee or (ii) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (G) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Subsection 3.13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of such stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. (c) Notwithstanding anything in the second sentence of Subsection 3.13(b) to the contrary, in the event that the number of directors to be elected to the board of directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Subsection 3.13(b) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Subsection 3.13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation. 5

3.14. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the board of directors and the proposal of other business may be made at a special meeting of stockholders pursuant to the Corporation's notice of meeting: (a) by or at the direction of the board of directors or any committee thereof or (b) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Subsection 3.14 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Subsection 3.14. In the event that the Corporation calls a special meeting of stockholders, any such stockholder of record, as of the time the notice required by this Subsection 3.14 is delivered to the Corporation, may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting or propose other business, if a notice (complying with Subsection 3.13(b), except with respect to any time periods as to which the time periods specified in this Subsection 3.14 shall control) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. 3.15. General. (a) Except as otherwise expressly provided herein, only such persons who are nominated in accordance with the procedures set forth in these by-laws shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these by-laws. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (1) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in Subsection 3.13 or 3.14 of these by-laws, as the case may be and (2) if any proposed nomination or business was not made or proposed in compliance with Subsection 3.13 or 3.14 of these by- laws, as the case may be, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the provisions of Subsections 3.13 and 3.14 of these by-laws, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Subsection 3.15, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. (b) For purposes of these by-laws, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. 6

(c) Notwithstanding any other provisions of these by-laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth herein; provided, however, that any references in these by-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Subsections 3.13 and 3.14, and compliance with Subsections 3.13(a)(3) and 3.14, as applicable, shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of Subsection 3.13(b), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in these by-laws shall be deemed to affect any rights of (1) stockholders to request inclusion of proposals or nominations in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (2) holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation. 3.16. Organization. The Chairman of the Board or, in the absence thereof; the Chief Executive Officer (or if there is no Chief Executive Officer, the President) shall call meetings of stockholders to order and shall act as chairman of such meeting, provided, however, that the board of directors may appoint any stockholder to act as chairman of any meeting in the absence of the Chairman of the Board. The Secretary shall act as secretary at all meetings of the stockholders, but in the absence of the Secretary at any meeting of the stockholders, the chairman may appoint any person to act as secretary of the meeting. 3.17. Conduct of Meetings. The board of directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the board of directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. 3.18. Action Without Meetings. Stockholders may not take any action by written consent in lieu of a meeting. 7

Section 4. Directors. 4.1. Powers. The business of the Corporation shall be managed by or under the direction of the board of directors, which shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders. 4.2. Number. The number of directors that shall constitute the board of directors shall be determined by resolution of the board of directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Subsection 4.3 of these by-laws. Directors need not be stockholders. 4.3. Vacancies. Newly created directorships resulting from any increase in the number of directors and other vacancies may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the certificate of incorporation or of these by-laws as to the number of directors required for a quorum or for any vote or other actions. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of any such director’s successor and to any such director’s earlier death, resignation or removal. 4.4. Classes of Directors. The board of directors shall be divided into three classes, consisting of Class I, Class II and Class III. No class of directors shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, except as otherwise may be provided from time to time by the board of directors. 4.5. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 2000, each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 1998 and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 1999 and provided further that the term of each director shall be subject to the election and qualification of a successor to such director and to the earlier death, resignation or removal of such director. 4.6. Committees. The board of directors may, by vote of a majority of the whole board: (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers that 8 require it and the power and authority to declare dividends or to authorize the issuance of capital stock; excepting, however, such powers that by law, the certificate of incorporation or these by-laws the board is prohibited from so delegating. In the absence or disqualification of any member of a committee and such member’s alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these by-laws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request. 4.7. Regular Meetings. Regular meetings of the board of directors may be held without call or notice at such times and at such places, within or without the State of Delaware, as the board of directors may from time to time determine, provided that any director who was absent when such determination was made shall be given notice of the determination. A regular meeting of the directors may be held without call or notice immediately after and at the same place as an annual meeting of the stockholders. 4.8. Special Meetings. Special meetings of the board of directors may be held at such times and at such places, within or without the State of Delaware, designated in a notice of the meeting, when called by the Chairman of the Board or the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or by two or more directors, reasonable notice thereof being given to each director by the Secretary, the officer or any of the directors calling the meeting. 4.9. Notice. It shall be reasonable and sufficient notice to a director: (a) to send notice by mail at least forty-eight hours, or by telegram, e-mail, telex, facsimile or hand at least twenty-four hours, before the meeting, or directed to the director at the director’s usual or last known business or residence address; or (b) to give notice to the director in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a waiver of notice, given by the director before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to the director. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. 4.10. Quorum. Except as may be otherwise provided by law, the certificate of incorporation or these by-laws, at any meeting of the board of directors a majority of the directors then in office shall constitute a quorum. A quorum shall not in any cast be less than one-third of the total number of directors constituting the whole board. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified, subject to the preceding sentence. Any meeting may be adjourned from time to time by a majority of the directors present at the meeting, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. 4.11. Action by Vote. Except as may be otherwise provided by law, the certificate of incorporation or these by-laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors. 4.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or such committee, as the case may be, consent to the action in writing or by electronic 9 communication, and the written consent or electronic communication is filed with the records of the meetings of the board or such committee. Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be. 4.13. Participation in Meetings. by Conference Telephone. Members of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting. 4.14. Compensation. The board of directors shall have the authority to fix from time to time the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum far attendance at each meeting of the board of directors and/or a stated salary as director. No such payment shall preclude any director from serving the Corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor. The board of directors may also allow compensation for members of special or standing committees for service on such committees. 4.15. Removal or Resignation of Directors. Directors may be removed only for cause by the affirmative vote of the holders of at least two-third of the shares of capital stock of the Corporation issued, outstanding and entitled to vote. Any director may resign at any time by delivering a resignation in writing to the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the Secretary or to a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time and without in either case the necessity of its being accepted, unless the resignation shall so state. No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director removed shall have any right to receive compensation as such director for any period following the director’s resignation or removal, or any right to damages on account of such removal, whether the director’s compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation. Section 5. Notices. 5.1. Form of Notice. Whenever, under the provisions of law, or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at the director’s or stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, Unless written notice by mail is required by law, written notice may also be given by telegram, cable, facsimile, commercial delivery service, telex, e-mail, or similar means, addressed to such director or stockholder at the address thereof as such address appears on the records of the Corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the Corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given. Section 6. Officers and Agents. 6.1. Enumeration: Qualification. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint, including a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer a Chief Legal Officer and one or more Vice Presidents, Assistant Treasurers and 10

Assistant Secretaries. Any officer may be, but none need be, a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the board of directors to secure the faithful performance of the officer’s duties to the Corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine. 6.2. Election. The board of directors shall choose a President, a Secretary and a Treasurer. Other officers may be appointed by the board of directors. At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents. 6.3. Tenure. Except as otherwise provided by law, the certificate of incorporation or these by- laws, each officer shall hold office until a successor is elected and qualified, unless a shatter period shall have been specified in the vote approving the officer’s election or appointment, or until the officer sooner dies, resigns or is removed. Each agent of the Corporation shall retain authority at the pleasure of the directors, or the officer by whom the agent was appointed or by the officer who then holds agent appointive power. 6.4. Powers. Subject to law, the certificate of incorporation and these by-laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to the officer’s office and such additional duties and powers as the board of directors may from time to time designate. 6.5. President. If there is no Chief Executive Officer, the President of the Corporation shall be the chief executive officer of the Corporation. The President shall, when and in the absence of a Chairman of the Board, preside at all meetings of the stockholders and at all meetings of the board of directors. The President may sign all authorized contracts in the name of the Corporation, shall have general charge and supervision of the business of the Corporation, subject to the control of the board of directors and shall be the medium of communication of the board of directors and any board committee of reports, proposals and recommendations for their respective consideration or action. The President may sign certificates representing capital stock of the Corporation as provided in Subsection 7.1, and the President shall do and perform such other duties as may be assigned from time to time by the board of directors. All officers shall report to the President or according to the President’s direction in respect of any matters within the President’s jurisdiction. The board of directors may delegate from time to time certain or all of the aforesaid powers and responsibilities to the Chief Executive Officer, if any. 6.6. Vice President. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the board of directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. If a Vice President is designated as the chief operating officer of the Corporation, then such Vice President shall be deemed to be the most senior Vice President of the Corporation. 6.7. Secretary and Assistant Secretaries. (a) The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the Chief Executive Officer (or if there is no Chief Executive Officer, the President), under whose supervision the Secretary shall be. The Secretary shall keep in safe custody the seal of the Corporation and, when 11 authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the signature of the Secretary or an Assistant Secretary. (b) The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors, shall, in the absence or disability of the Secretary, perform the duties and’ exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. 6.8. Treasurer and Assistant Treasurers. (a) If there is no Chief Financial Officer, the Treasurer shall be the chief financial officer of the Corporation. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The Treasurer shall disburse funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer (or if there is no Chief Executive Officer, the President) and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all such officer’s transactions as Treasurer and of the financial condition of the Corporation. If required by the board of directors, the Treasurer shall give the Corporation a bond (which shall be renewed as and when required) in such sum and with such surety and sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the Treasurer’s office and for the restoration of the Corporation, in case of the Treasurer’s death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation. The board of directors may delegate from time to time certain or all of the aforesaid powers and responsibilities to the Chief Financial Officer, if any. (b) The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. 6.9. Resignation and Removal. Any officer may resign at any time by delivering a resignation in writing to the Chief Executive Officer (or if there is no Chief Executive Officer, the President), the Secretary or a meeting of the board of directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state. The board of directors may, by a majority vote, at any time remove any officer either with or without cause. The board of directors may at any time terminate or modify the authority of any agent. No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no officer removed shall have any right to any compensation as such officer for any period following the officer’s resignation or removal, or any right to damages on account of such removal, whether the officer’s compensation be by the month or by the year or otherwise, unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation. 6.10. Vacancies. The board of directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of the President, the Treasurer and the Secretary. Each such successor shall hold office for the 12 unexpired term of the predecessor and until a successor is elected and qualified, or in each case until such officer sooner dies, resigns or is removed. Section 7. Capital Stock. 7.1. Stock Certificates. Each stockholder shall be entitled to a certificate stating the number and the class and the designation of the class and series, if any, of the shares held by the stockholder, in such form as shall, in conformity to law, the certificate of incorporation and the by-laws, be prescribed from time to time by the board of directors. Such certificate shall be signed by, or in the name of the Corporation by, (a) the Chief Executive Officer, the President or a Vice President and (b) the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any of the signatures on the certificate may be facsimiles. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if the signatory were such officer, transfer agent, or registrar at the time of its issue. 7.2. Stock Issuances. Subject to the provisions of the certificate of incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, Sold, transferred or otherwise disposed of by vote of the board of directors in such manner, for such consideration and on such terms as the board of directors may determine. 7.3. Stock Transfers. Subject to any restrictions with respect to the transfer of shares of capital stock, shares of capital stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, the certificate of incorporation or these by-laws, the Corporation shall be entitled to treat the record holder of capital stock as shown on its books as the owner of such capital stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such capital stock until the shares have been properly transferred on the books of the Corporation. It shall be the duty of each stockholder to notify the Corporation of the stockholder’s post office address. 7.4. Lost, Stolen or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such awn as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. 7.5. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which (1) shall not precede the date upon which the resolution fixing the record date is 13 adopted by the board of directors and (2) unless otherwise required by law, shall not be more than sixty nor less than ten days before the date of such meeting. If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting. (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which shall not be more than sixty days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. Section 8. General Provisions. 8.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of July in each calendar year and shall end on the last day of June in the immediately following calendar year. 8.2. Seal. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The seal may be altered from time to time by the board of directors. 8.3. Dividends. Dividends upon the capital stock of the Corporation may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, property or shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. 8.4. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate. 8.5. Voting of Securities. Except as the directors may otherwise designate, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Chief Legal Officer may waive notice of and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for 14 the Corporation (with or without power of substitution) at any meeting of stockholders of any other corporation or organization of which the Corporation holds securities. 8.6. Evidence of Authority. A certificate of the Secretary, an Assistant Secretary or a temporary Secretary as to any action taken by the stockholders, the board of directors or a committee thereof, or any officer or representative of the Corporation shall be conclusive evidence of such action as to all persons who rely on the certificate in good faith. 8.7. Interested Parties. (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof that authorizes the contract or transaction, or solely because the vote of any such person is counted for such purpose, it (1) the material facts as to the relationship or interest of the director or officer and the contract or transaction are disclosed or known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors do not constitute a quorum; (2) the material facts as to the relationship or interest of the director or officer and the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders. (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof that authorizes the contract or transaction. 8.8. Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the General Corporation Law of Delaware shall govern the construction of these by-laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term “person” includes both a corporation and a natural person. The term “including” as used herein shall not be construed so as to exclude any other thing not referred to or described. 8.9. Provisions Additional to Provisions of Law. All restrictions, limitations, requirements and other provisions of these by-laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to such provisions of law unless such compliance shall be illegal. 8.10. Provisions contrary to Provisions of Law. Any section, subsection, subdivision, sentence, clause or phrase of these by-laws that, upon being construed in the manner provided in Subsection 8.9 of 15 these by-laws, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provision of law shall remain in effect. Any such result shall not affect the validity or applicability of any other portion of these by-laws, it being hereby declared that these by-laws would have been adopted irrespective of the fact that any one or more sections, subsections, subdivisions, sentences, clauses or phrases of these by-laws is or are illegal. Section 9. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for all “internal corporate claims.” “Internal corporate claims” means claims, including claims in the right of the Corporation, (a) that are alleged to be a violation of a duty by a current or former director or officer or stockholder in such capacity or (b) as to which Title 8 of the Delaware Code confers jurisdiction upon such Court of Chancery. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this provision. Section 10. Amendment of By-Laws. 10.1. By Board of Directors. These by-laws may be altered, amended or repealed or new by- laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the board of directors at which a quorum is present. 10.2. By Stockholders. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation issued, outstanding and entitled to vote at any regular or special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such regular or special meeting. Notwithstanding the foregoing or any other provision of law, the certificate of incorporation or these by-laws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent of the shares of the capital stock of the Corporation issued, outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, Subsections 3.5, 3.13, 3.14, 3.15 or 3.16, Section 4, Section 9 or Section 10 of these by-laws. 16